UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

Excelsior LaSalle Property Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51948 (Commission File Number)	20-1432284 (IRS Employer Identification No.)
225 High Ridge Road Stamford, CT (Address of principal executive offices)	06905 (Zip Code)
(203) 352-4400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 20, 2006, The Charles Schwab Corporation (“Schwab”) announced an agreement to sell U.S. Trust Corporation (“U.S. Trust Corp.”), a wholly-owned subsidiary of Schwab, to the Bank of America Corporation (the “Sale”). The Sale of U.S. Trust Corp. includes all of U.S. Trust Corp.’s subsidiaries, including UST Advisers, Inc., the manager of Excelsior LaSalle Property Fund, Inc. (the “Fund”), and UST Securities Corp., the Fund’s placement agent. The Sale is subject to Federal Reserve Board and other regulatory approvals.

UST Advisers, Inc. is expected to continue to serve as the manager to the Fund and UST Securities Corp. is expected to continue to serve as the placement agent to the Fund after the Sale. However, due to the change in ownership of UST Advisers, Inc. and UST Securities Corp., the Sale may have the effect of terminating the existing management agreement between the Fund and UST Advisers, Inc. and the existing placement agent agreement between the Fund and UST Securities Corp. Accordingly, it is anticipated that UST Advisers, Inc. will enter into a new management agreement (the “New Management Agreement”) and that UST Securities Corp. will enter into a new placement agent agreement (the “New Placement Agent Agreement”) with the Fund upon consummation of the Sale. The New Management Agreement and New Placement Agent Agreement will be subject to the approval of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCELSIOR LASALLE PROPERTY FUND, INC.
By:	/s/ Lee A. Gardella
Lee A. Gardella
Co-Chief Executive Officer

Date:	November 29, 2006